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                                 EXHIBIT 23.1

                          ASCEND COMMUNICATIONS, INC.

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the First Amended and Restated 1989 Stock Option Plan and 1994 Outside Directors Stock Option Plan; 1994 Employee Stock Purchase Plan; Individual Option Agreements Issued by Morning Star Technologies, Inc. and Assumed by Ascend Communications, Inc.; 401(k) Savings Plan; 1996 Restricted Stock Plan; 1989 Stock Option Plan and Individual Option Agreements Issued by NetStar, Inc. and Assumed by Ascend Communications, Inc.; and Options Granted under the Whitetree, Inc. 1993 Incentive Stock Plan, Cascade Communications Corp. Amended and Restated 1991 Stock Plan, Cascade Communications Corp. 1994 Non-Employee Director Stock Option Plan, Arris Networks, Inc. 1995 Stock Option Plan and Sahara Networks, Inc. 1995 Stock Plan and Assumed by Ascend Communications, Inc. and in the Registration Statements (Form S-3) No. 333-13377, No. 333-11091, No. 333-21751, and No. 333-32781 and in the related
Prospectuses, of Ascend Communications, Inc. of our report dated January 22, 1998, with respect to the consolidated financial statements and financial statement schedule of Ascend Communications, Inc. included in this annual report (Form 10-K) for the year ended December 31, 1997.



Walnut Creek, California                                   ERNST & YOUNG LLP
March 30, 1998